UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Amendment No. 3

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported):

January 17, 2020

VIVINT SMART HOME, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38246	98-1380306
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4931 North 300 West

Provo, Utah 84604

(Address of Principal Executive Offices) (Zip Code)

(801) 229-7780

(Registrant’s telephone number, including area code)

Mosaic Acquisition Corp.

375 Park Avenue

New York, New York 10152

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001	VVNT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

This Amendment No. 3 to Vivint Smart Home, Inc.’s (the “Company”) Current Report on Form 8-K (the “Form 8-K”) originally filed by the Company on January 24, 2020, as amended by the Amendment No. 1 filed by the Company on January 27, 2020, and Amendment No. 2 filed by the Company on March 13, 2020, is being filed solely for the purpose of amending the historical financial statements provided under Item 9.01(a) in the Form 8-K to recast the audited consolidated financial statements of Legacy Vivint Smart Home, Inc. (“Legacy Vivint Smart Home”) as of December 31, 2019 and 2018 and for each of the three years in the period ended December 31, 2019 in order to retrospectively reflect the exchange ratio established in the Merger. This Amendment No. 3 does not amend any other item of the Form 8-K or purport to provide an update or a discussion of any developments at the Company subsequent to the filing date of the Form 8-K.

Capitalized terms used but not defined herein have the meanings assigned to them in the Form 8-K.

Item 9.01	Financial Statements and Exhibits

(a)    Financial Statements of Business Acquired

The audited consolidated financial statements of Legacy Vivint Smart Home as of December 31, 2019 and 2018 and for each of the three years in the period ended December 31, 2019 are filed herewith as Exhibit 99.1.

(d)	Exhibits.

Exhibit No.	Description

99.1	Audited consolidated financial information of Legacy Vivint Smart Home, Inc. as of December 31, 2019 and 2018 and for the years ended December 31, 2019, 2018 and 2017

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVINT SMART HOME, INC.

By:	/s/ Shawn J. Lindquist
Name:	Shawn J. Lindquist
Title:	Chief Legal Officer

Date: February 2, 2021